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                                                                    Exhibit 23.2


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Forms S-3 No. 333-33980, 333-73397, 333-69969, 333-02507, 333-29829 and
333-35897) and (Forms S-8 No. 33-73332, 333-09801 and 333-56966) respectively, of Nutrition 21, Inc. (formerly AMBI, Inc. and Applied Microbiology, Inc) of our report dated August 16, 2002, except for the first paragraph of Note 11, Note 12 and the first, second and third paragraphs of Note 20, as to which the date is September 12, 2002, with respect to the consolidated financial statements and schedule of Nutrition 21, Inc., as of June 30, 2002 and for each of the two years in the period then ended, included in this Annual Report (Form 10-K/A filed December 24, 2003, not affected by Nutrition 21, Inc.'s Form 10K/A filed October 15, 2003) for the year ended June 30, 2003.


                                        /s/ Ernst & Young LLP

Stamford, Connecticut
December 23, 2003